Exhibit 4.6

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

By:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

as Pledgor

In Favor of

CAPITAL ONE, N.A.

as Collateral Agent

Dated as of December 24, 2010

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of December 24, 2010, by BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Pledgor”), in favor of CAPITAL ONE, N.A., (i) as Administrative Agent under the Credit Agreement (as defined below) and (ii) as collateral agent for BP Corporation North America, Inc. (“BP”) under the BP Intercreditor Agreement (as defined in the Credit Agreement), not in its individual capacity, but solely as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) on behalf of the Secured Parties (as defined below).

RECITALS

A. The Pledgor, the Collateral Agent and the lenders party thereto (the “Lenders”) are parties to that certain Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans and other extensions of credit to the Pledgor.

B. It is a condition precedent to the agreement of the Collateral Agent and the Lenders to enter into the Credit Agreement and the Lenders and the other Secured Parties (as hereinafter defined) to make loans and other extensions of credit to the Pledgor that the Pledgor grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the premises herein and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and the Secured Parties to make loans and other extensions of credit to the Pledgor, the Pledgor hereby agrees with the Collateral Agent as follows:

ARTICLE 1

SECURITY INTEREST

Section 1.01 Pledge. The Pledgor hereby pledges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the assets referred to in Section 1.02 hereof (the “Collateral”) to secure the prompt payment and performance of the “Secured Obligations” (as defined in Section 2.02 hereof) and the performance by Pledgor of its obligations under this Agreement.

Section 1.02 Collateral. The Collateral consists of the following types or items of Property which are now owned or at any time hereafter acquired by the Pledgor:

(a) the Equity Interests more particularly described or referred to in Exhibit A attached hereto and made a part hereof and all additional shares of stock or other securities or other equity interests at any time issued by the Pledged Security Issuer to the Pledgor, and

(b)(i) the certificates or instruments, if any, representing such Pledged Interests, (ii) all distributions and dividends (cash, partnership interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Interests, (iii) all replacements and substitutions for any of the Property referred to in this Section 1.02, including, without limitation, claims against third parties, and (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this Section 1.02 (collectively, the “Proceeds”).

The Pledgor agrees it will not vote its Pledged Interests to permit any of its subsidiaries to issue any additional Equity Interests, except as otherwise permitted under and pursuant to the Credit Agreement.

Section 1.03 Member or Partner in Pledged Security Issuer. The granting of the foregoing security interest does not make the Collateral Agent, or the Secured Parties, a successor to the Pledgor as a partner or member in any Pledged Security Issuer that is a partnership, limited partnership or limited liability company, as applicable, and the Collateral Agent, or the Secured Parties, and any of their respective successors or assigns hereunder shall not be deemed to have become a partner or member in any Pledged Security Issuer, as applicable, by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any Pledged Security Issuer, as applicable, and complies with any applicable transfer provisions set forth in the charter or organizational documents relating to an applicable Pledged Security after a foreclosure thereon.

ARTICLE 2

DEFINITIONS

Section 2.01 Terms Defined Above. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.

Section 2.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Code” means the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of Texas; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien on any Collateral or on any of the Pledged Interests or the remedies available to any Secured Party are governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection or available remedies. References to sections of the Code shall be construed to refer to any successor sections of the Uniform Commercial Code.

“Equity Interests” means (i) any equity interest (including any interests in a corporation, business trust, joint stock company, partnership, limited liability company or similar entity) in any Person and (ii) (a) the certificates or instruments, if any, representing such equity interests, (b) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests, (c) all financial assets, (d) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (e) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (f) all books and records relating to any of the property referred to in this definition.

“Permitted Liens” means Liens that are permitted pursuant to Section 9.03 of the Credit Agreement.

“Permitted Swap Agreements” means a Swap Agreement to which the Pledgor is a party that is permitted pursuant to Section 9.17 of the Credit Agreement.

“Pledged Interests” means all of the Equity Interests and other Property (whether or not the same constitutes a “security” under the Code) referred to in Section 1.02(a) hereof and all additional Equity Interests, if any, constituting Collateral under this Agreement.

“Pledged Security Issuer” has the meaning set forth in Section 3.03 hereof.

“Second Lien Creditor” has the meaning set forth in the Second Lien Intercreditor Agreement.

“Secured Obligations” means (i) all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, and (ii) all obligations of the Pledgor under the BP Swap Agreement, in each case whether for principal, interest, fees, expenses, indemnification, or otherwise, including all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent or any Secured Party in connection with any suit or proceeding in connection with any exercise of its remedies or rights hereunder, pursuant to the terms of this Agreement.

“Secured Parties” means the Collateral Agent, the Lenders, BP and each party to a Permitted Swap Agreement if such Person is a Lender or an Affiliate of a Lender.

Section 2.03 Credit Agreement Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Section 2.04 Section References. Unless otherwise provided for herein, all references herein to Sections are to Sections of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

In order to induce the Collateral Agent and the Secured Parties to accept this Agreement, the Pledgor represents and warrants to the Collateral Agent and the Secured Parties (which representations and warranties will survive the creation and payment of the Secured Obligations) that:

Section 3.01 Ownership of Collateral; Encumbrances. The Pledgor is the record and beneficial owner of the Collateral in which it has rights free and clear of any Lien, except for the Lien created by this Agreement and Permitted Liens, and the Pledgor has full right, power and authority to pledge, assign and grant a security interest in such Collateral to the Collateral Agent, for the ratable benefit of the Secured Parties.

Section 3.02 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (a) the due execution, delivery and performance by the Pledgor of this Agreement, (b) the grant by the Pledgor of the security interest granted by this Agreement, or (c) the perfection of such security interest, which has not been obtained or taken on or prior to the date hereof.

Section 3.03 Pledged Interests. The percentage of the Equity Interests in each issuer of a Pledged Interest (collectively, the “Pledged Security Issuers” and each a “Pledged Security Issuer”) constituting the Pledged Interests as of the date hereof is set forth on Exhibit A. The Pledged Interests have been duly authorized and validly issued, and are fully paid and non-assessable.

Section 3.04 Perfected Security Interest. The pledge of Collateral pursuant to this Agreement, delivery of the Collateral to the Control Agent and the filing of appropriate financing statements in the relevant locations create a valid and perfected security interest in the Collateral, enforceable against the Pledgor and all third parties and securing payment of the Secured Obligations.

Section 3.05 Opted-out of Article 8. With respect to any Pledged Security Issuer that is not a corporation, such Pledged Security Issuer has not “opted-in” to Article 8 of the Code with respect to the Pledged Interests issued by it or any other part of the Collateral by providing in any of its certificate or articles of formation, partnership agreement, operating agreement or any other entity governance document or any other document governing or evidencing such Pledged Interests or such Collateral that such Pledged Interests or such Collateral shall be “securities” as governed by and defined in Article 8 of the Code. As of the date hereof, none of the Equity Interests issued by any such Pledged Security Issuer that is not a corporation (or any other part of the Collateral related thereto) are evidenced by certificates.

Section 3.06 Pledgor’s Location; Name; Etc. The Pledgor’s location within the meaning of Section 9-307 of the Code is Texas. The true and correct name of the Pledgor is set forth in the first paragraph of this Agreement.

ARTICLE 4

COVENANTS AND AGREEMENTS

The Pledgor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Secured Obligations (other than any indemnity which is not yet due and payable) is outstanding and the Credit Agreement is in effect.

Section 4.01 Sale, Disposition or Encumbrance of Collateral. Except pursuant to a sale of assets in accordance with Section 9.11 of the Credit Agreement, the Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of such Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any person other than the Collateral Agent, for the ratable benefit of the Secured Parties, or the Second Lien Creditor.

Section 4.02 Voting Rights; Dividends or Distributions.

(a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting, management and/or other consensual rights and powers inuring to an owner of the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Security Instruments.

(b) Until the Secured Obligations have been fully and indefeasibly paid and performed, the Pledgor shall not be entitled to receive or retain any Restricted Payments, unless otherwise expressly allowed under, and pursuant to, Section 9.04 of the Credit Agreement.

Section 4.03 Records and Information. The Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). The Pledgor will promptly provide written notice to the Collateral Agent of all information which in any way affects the filing of any financing statement or other public notices or recordings pertaining to the perfection of a security interest in the Collateral, or the delivery and possession of items of the Collateral for the purpose of perfecting a security interest in the Collateral.

Section 4.04 Non-Certificated. The Pledgor shall not permit any Pledged Security Issuer that is not a corporation to either (x) adopt any amendments or modifications to any of its certificate or articles of formation, partnership agreement, operating agreement or any other entity governance document or any other document governing or evidencing the Pledged Interests issued by such issuer (or any other part of the Collateral related thereto) to provide that such Pledged Interests (or any other part of the Collateral related thereto) shall be “securities” as governed by and defined in Article 8 of the Code or (y) issue any certificates to evidence such Pledged Interests (or any other part of the Collateral related thereto), unless, in each case, the Pledgor concurrently therewith takes such actions as shall be required to maintain the perfection of the Collateral Agent’s security interest in such Pledged Interests.

Section 4.05 Further Assurances. Upon the reasonable request of the Collateral Agent, the Pledgor shall (at the Pledgor’s expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things necessary to perfect the Collateral Agent’s interest in the Collateral, for the ratable benefit of the Secured Parties, or to protect, enforce or otherwise effect the Collateral Agent’s or Secured Parties’ or any of their rights and remedies hereunder.

Section 4.06 Collateral.

(a) If the Pledgor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Pledged Security Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Agent, on behalf of the Secured Parties, hold the same in trust for the Collateral Agent, on behalf of the Secured Parties, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Collateral Agent, for the ratable benefit of the Secured Parties, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by the Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, on behalf of the Secured Parties, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of the Collateral Agent, the Pledgor will not (i) create, incur or permit to exist any Lien or options in favor of, or any claim of any Person with respect to, any of the Collateral or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Permitted Liens, or (ii) except for those undertakings or agreements contained in the charter or other organizational documents of the applicable Pledged Security Issuer or the Second Lien Security Documents (as defined in the Second Lien Intercreditor Agreement), enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral or Proceeds thereof.

(c) To the extent Equity Interests are certificated, the Pledgor shall furnish to the Collateral Agent such stock powers and other equivalent instruments of transfer as may be required by the Collateral Agent to assure the transferability of and the perfection of the security interest in the Collateral when and as often as may be reasonably requested by the Collateral Agent.

(d) The Pledged Interests will at all times constitute not less than 100% of the Equity Interests of the Pledged Security Issuer thereof owned by the Pledgor. Except as expressly permitted by the Credit Agreement, the Pledgor will not permit any Pledged Security Issuer of any of the Pledged Interests to issue any new shares (or other interests) of any class of Equity Interests of such Pledged Security Issuer without the prior written consent of the Collateral Agent unless immediately upon issuance the same are pledged and, if applicable, delivered to the Collateral Agent, for the ratable benefit of Secured Parties, pursuant to the terms hereof.

ARTICLE 5

RIGHTS, DUTIES AND POWERS OF THE COLLATERAL AGENT

The following rights, duties and powers of the Collateral Agent are applicable irrespective of whether an Event of Default occurs and is continuing:

Section 5.01 Discharge Liens. The Collateral Agent may, pursuant to the terms of the Credit Agreement, three (3) Business Days after receipt by the Pledgor of prior written notice from the Collateral Agent of its intent to do so, discharge any Liens at any time levied or placed on the Collateral and that are not being contested in good faith by appropriate proceedings. The Pledgor agrees to reimburse the Collateral Agent within five (5) Business Days after demand for any payment so made, plus interest thereon from the date of the Collateral Agent’s demand calculated at the rate set forth in Section 3.02(c) of the Credit Agreement.

Section 5.02 Cumulative and Other Rights. The rights, powers and remedies of the Collateral Agent hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by the Collateral Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.

Section 5.03 Disclaimer of Certain Duties. The powers conferred upon the Collateral Agent by this Agreement are to protect the Collateral Agent’s interest on behalf of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or Secured Parties to exercise any such powers. The Pledgor hereby agrees that the Collateral Agent and Secured Parties, or any of them, shall not be liable for, nor shall the Secured Obligations be diminished by, the Collateral Agent’s delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

Section 5.04 Custody and Preservation of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that the Collateral Agent shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interest, whether or not the Collateral Agent or Secured Parties have or are deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

Section 5.05 Hazardous Materials. In the event that the Collateral Agent is required to acquire title to the Collateral for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation

and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to the Pledgor, or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any Person (including the Collateral Agent) other than the Pledgor, the Required Lenders shall direct the Collateral Agent to appoint an appropriately qualified Person (excluding the Collateral Agent) who they shall designate to possess, own, operate or manage, as the case may be, the Collateral

Section 5.06 Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 5.07 Consequential Damages. In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5.08 Incorporation of Rights. All of the rights, protections and immunities granted to the Collateral Agent and the Lenders under the Credit Agreement shall inure to the benefit of the Collateral Agent and the Lenders and are incorporated herein.

ARTICLE 6

EVENTS OF DEFAULT

Section 6.01 Events. An Event of Default which has occurred and is continuing shall constitute an Event of Default under this Agreement.

Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may take any or all of the following actions without notice to or demand on the Pledgor:

(a) Subject to applicable provisions contained in the Credit Agreement and the other Loan Documents, declare all or part of the Secured Obligations immediately due and payable and enforce payment of the same by the Pledgor or other Guarantor.

(b) Subject to the applicable provisions contained in the Credit Agreement and the other Loan Documents, sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as the Collateral Agent may elect, in a public or private transaction, at any location as deemed reasonable by the Collateral Agent either for cash or credit or for future delivery at such price as the Collateral Agent may reasonably deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) the Collateral Agent or Secured Parties, or any of them, may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Secured Obligations secured hereby. Other than as provided for in the Credit Agreement and the other Loan Documents, any such sale or transfer by the Collateral Agent either to itself or to any other Secured Party, or to any other Person shall be absolutely free from any claim of right by the Pledgor, including any equity or right of redemption, stay or appraisal which the Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Collateral Agent shall, on behalf of the Secured Parties, have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If the Collateral Agent reasonably deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. The Collateral Agent may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. The Collateral Agent shall not be obligated to make any sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of the Collateral Agent, such sale or transfer shall not exhaust the rights of the Collateral Agent or Secured Parties hereunder, and the Collateral Agent shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Secured Obligations remain outstanding (in whole or in part), the Collateral Agent’s and Secured Parties’ rights and remedies hereunder shall not be exhausted, waived or modified, and the Collateral Agent is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Secured Obligations paid. In the event that the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations in accordance with the Credit Agreement and the other Loan Documents.

(c) Apply proceeds of the disposition of the Collateral to the Secured Obligations in accordance with the Credit Agreement and the other Loan Documents.

(d) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by the Collateral Agent of the Collateral.

(e) Receive, change the address for delivery, open and dispose of mail addressed to the Pledgor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of the Pledgor.

(f) Exercise all voting, management and other consensual rights and powers with respect to the Collateral.

(g) Exercise all other rights and remedies permitted by law or in equity, subject to the limitations in the provisions of the Credit Agreement and the other Loan Documents.

Section 6.03 Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion upon the occurrence and during the continuance of an Event of Default, but at the Pledgor’s cost and expense, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.04 Reasonable Notice. If any applicable provision of any law requires the Collateral Agent to give reasonable notice of any sale or disposition or other action, the Pledgor hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.05 Non-Judicial Enforcement. To the extent permitted by law, the Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing and, to the extent permitted by law, the Pledgor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with Section 12.01 of the Credit Agreement.

Section 7.02 Payment of Expenses, Indemnities, Etc.

(a) The Pledgor agrees to pay or promptly reimburse the Collateral Agent for all reasonable advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the

Collateral and all reasonable attorneys’ fees, legal expenses and court costs) incurred by the Collateral Agent in connection with the exercise of its rights and remedies hereunder, including, without limitation, any reasonable advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of the Pledgor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Pledgor is a party.

(b) THE PLEDGOR AGREES TO PAY, AND TO SAVE THE COLLATERAL AGENT AND EACH OTHER INDEMNITEE (AS DEFINED IN SECTION 7.12 HEREOF) HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, ANY AND ALL STAMP, EXCISE, SALES OR OTHER TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT) INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO, THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY EXERCISE OF RIGHTS OR REMEDIES IN CONNECTION THEREWITH) OR THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT, TO THE EXTENT THE PLEDGOR WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 12.03 OF THE CREDIT AGREEMENT IF THE PLEDGOR WAS A PARTY TO THE CREDIT AGREEMENT. ALL AMOUNTS FOR WHICH THE PLEDGOR IS LIABLE PURSUANT TO THIS SECTION 7.02 SHALL BE DUE AND PAYABLE BY THE PLEDGOR TO THE COLLATERAL AGENT UPON DEMAND.

Section 7.03 Amendments and Waivers. The Collateral Agent’s acceptance, on behalf of the Secured Parties, of partial or delinquent payments or any forbearance, failure or delay by the Collateral Agent or Secured Parties in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of the Pledgor or any other Guarantor, or of any right, power or remedy of the Collateral Agent or Secured Parties; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. The Collateral Agent, on behalf of the Secured Parties, may remedy any Event of Default hereunder or in connection with the Secured Obligations without waiving the Event of Default so remedied. The Pledgor hereby agrees that if the Collateral Agent, on behalf of the Secured Parties, agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Guarantor or other Person, any such action shall not constitute a waiver of any of the Collateral Agent’s or Secured Parties’ other rights or of the Pledgor’s obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by the

Pledgor, and the Collateral Agent, on behalf of the Secured Parties, and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.04 Copy as Financing Statement. A photocopy or other reproduction of this Agreement may be delivered by the Pledgor or the Collateral Agent to any financial intermediary or other third party for the purpose of transferring to the Collateral Agent, or its designee or assignee, or perfecting the security interests granted under this Agreement, any or all of the Collateral.

Section 7.05 Possession of Collateral. The Control Agent shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

Section 7.06 Redelivery of Collateral. If any sale or transfer of Collateral by the Collateral Agent for the ratable benefit of the Secured Parties, results in full satisfaction of the Secured Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, the Collateral Agent, subject to the terms of the Credit Agreement, will deliver to the Pledgors or to such other Person entitled thereto such excess proceeds in a commercially reasonable time; provided, however, that the Collateral Agent shall not have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to the Pledgors or such other Person.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and Secured Parties and their successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 7.08 Invalidity. In the event that anyone or more of the provisions contained in this Agreement or in any of the Loan Documents to which the Pledgor is a party shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Loan Document.

Section 7.09 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 7.12 Indemnity. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. The Collateral Agent and its officers, directors, employees or agents shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall not be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests on behalf of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents (collectively, the “Indemnitees”) shall be responsible to the Pledgors for any act or failure to act hereunder, NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH EXCULPATION SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. To the fullest extent permitted by applicable law, neither the Collateral Agent nor any Secured Party shall be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against the Pledgors or any other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Pledgor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or the Secured Parties to proceed against the Pledgors or any other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or Secured Parties now have or may hereafter have against the Pledgor or any other Person.

Section 7.13 No Oral Agreements. This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT

THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 7.14 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, THE PLEDGOR, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, AND COLLATERAL AGENT, ON BEHALF OF THE SECURED PARTIES, BY ITS ACCEPTANCE HEREOF, HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR AND COLLATERAL AGENT, ON BEHALF OF THE SECURED PARTIES, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS EXCLUSIVE AND PRECLUDES A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OF THE CREDIT AGREEMENT OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 OF THE CREDIT AGREEMENT (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) THE PLEDGOR AND COLLATERAL AGENT, ON BEHALF OF THE SECURED PARTIES, BY ITS ACCEPTANCE HEREOF, EACH HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.14.

Section 7.15 Acknowledgments. The Pledgor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) the Collateral Agent does not have any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgor, on the one hand, and the Collateral Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Pledgor and the Secured Parties.

(d) each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Loan Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Loan Documents; and has received the advice of its attorney in entering into this Agreement and the Loan Documents; and that it recognizes that certain of the terms of this Agreement and the Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Loan Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(e) the Pledgor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Pledgor otherwise may have against the Collateral

Agent or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 7.16 Set-Off. If an Event of Default shall have occurred and be continuing, the Pledgor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim the Collateral Agent, on behalf of the Secured Parties, may otherwise have, the Collateral Agent shall have the right and be entitled, at its option, to offset balances held by it or by any of its Affiliates for account of Pledgors, or any of them, or any Subsidiary at any of its offices, in United States dollars or in any other currency against any principal of or interest on the Notes, or any other amount due and payable to the Secured Parties under any Loan Document, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Pledgor thereof, provided that the Collateral Agent’s failure to give such notice shall not affect the validity thereof.

Section 7.17 Releases.

(a) Release Upon Payment in Full. This Agreement and the grant of the security interest created hereby shall terminate when all of the Secured Obligations have been indefeasibly paid in full and any other obligations of the Collateral Agent or the Secured Parties under the Loan Documents have been terminated, at which time the Collateral Agent, on behalf of the Secured Parties, shall execute and deliver to the Pledgor or Pledgor’s designee, at Pledgor’s expense, a written release and all UCC termination statements and similar documents which the Pledgor shall reasonably request to evidence such termination. Upon such termination, the Collateral Agent, on behalf of the Secured Parties, at the written request and expense of Pledgors, will promptly release, reassign and transfer the Collateral to the Pledgor and declare this Agreement to be of no further force or effect.

(b) Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Credit Agreement, then such Collateral shall be released from the Liens created hereby, and the Collateral Agent, at the request and sole expense of the Pledgor, shall promptly execute and deliver to the Pledgor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Collateral Agent hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Collateral Agent shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 7.17(a).

Section 7.18 Reinstatement. The obligations of the parties under Section 7.02 shall survive the repayment of the Secured Obligations. The obligations of the Pledgor under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 7.19 Acceptance. The Pledgor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Agent, on behalf of the Secured Parties, being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 7.20 Credit Agreement; Second Lien Intercreditor Agreement. If there is a conflict between the terms of the Credit Agreement and this Agreement, the terms of the Credit Agreement will control. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Second Lien Intercreditor Agreement. If there is a conflict between the terms of the Second Lien Intercreditor Agreement and this Agreement, the terms of the Second Lien Intercreditor Agreement will control.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its authorized representative as of the date first above written.

PLEDGOR:	BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

	By:	/s/ James Hagemeier
Name: James Hagemeier
Title: Vice President

COLLATERAL AGENT:	CAPITAL ONE, N.A., as Administrative Agent under the Credit Agreement, not in its individual capacity, but solely as Collateral Agent

	By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Senior Vice President

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

S-1

EXHIBIT A

PLEDGED INTERESTS

Issuer	Equity Interest	Percentage Owned	State of Formation	Owner
Black Elk Energy Finance Corp.	1,000 shares of common stock	100%	Texas	Black Elk Energy Offshore Operations, LLC
Black Elk Energy Land Operations, LLC	Membership units	100%	Texas	Black Elk Energy Offshore Operations, LLC

Exhibit A to Pledge and Security Agreement